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                                                                      EXHIBIT 99



                     GLOBAL INDUSTRIAL TECHNOLOGIES, INC.


                           AMENDMENT TO THE BY-LAWS

                       Adopted by the Board of Directors
                                on May 25, 1999



          Section 1 of Article II of the By-Laws shall be deleted and replaced in its entirety with the following:

Section 1.     Annual Meeting of Shareholders.
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     The Annual Meeting of Shareholders of the Company shall be held at the principal office of the Company, Dallas, Texas, or at such other place within or without the State of Texas at such time and on such date as the Directors may determine. The Directors shall be elected at the Annual Meeting and such other business transacted as may properly be brought before the meeting.

     IN WITNESS WHEREOF, this Amendment to the By-Laws is hereby certified as duly adopted by the Board of Directors.

                                    ___________________________________________
                                    Name:  Rawles Fulgham
                                    Title: Chief Executive Officer and Chairman of the Board


     Attest:

     ________________________
     Name:   Jeanette H. Quay
     Title:  Vice-President, General Counsel and Secretary